                                                                     Exhibit 3.3

                         CERTIFICATE OF DETERMINATION
                                      OF
                       CYPRESS FINANCIAL SERVICES, INC.

            Providing for the Powers, Designations, Preferences and Relative, Participating, Optional and Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof
                          of Series A Preferred Stock

     The undersigned Farrest Hayden and Otto Lacayo hereby certify that:

     ONE: They are the duly elected and acting President and Secretary, respectively, of said Corporation.

     TWO: The Board of Directors of the Corporation, pursuant to the provisions of its Articles of Incorporation, duly adopted the following resolutions:

          RESOLVED, that there is hereby established a series of the Corporation's Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and to the extent that the powers, designation, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of such series, are not fixed by the amended Articles of Incorporation, they are hereby fixed as set forth as Exhibit 1 below.

     THREE: The undersigned certify that the authorized number of Preferred Stock of the Corporation is 5,000,000 and that none of such shares are currently outstanding.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on this 30th day of September,1996.
                                         Cypress Financial Services, Inc.

                                         By:  /s/ Farrest Hayden
                                           ----------------------
                                         Farrest Hayden, President


                                         By:  /s/ Otto Lacayo
                                            -----------------
                                         Otto Lacayo, Secretary

     THE UNDERSIGNED, being the President and Secretary of CYPRESS FINANCIAL SERVICES, INC. hereby declare and certify that the facts herein stated are true and correct, and, accordingly, have each set their hand this 30th, day of September, 1996.

                                    Cypress Financial Services, Inc.

                                    By: /s/ Farrest Hayden
                                        ------------------
                                    Farrest Hayden, President

                                    By: /s/ Otto Lacayo
                                        ---------------
                                    Otto Lacayo, Secretary

                                   EXHIBIT 1

                            TERMS AND CONDITIONS OF
                           SERIES A PREFERRED STOCK

     I.    Designation and Amount.
           ----------------------

           1. The distinctive serial designation of this series of Preferred Stock shall be "Series A Convertible Redeemable Preferred Stock" (hereinafter called "Series A Preferred Stock"). Each share of Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock.

           2. The number of shares in Series A Preferred Stock shall initially be 345,000 Shares in Series A Preferred Stock

     II.   Dividend Provisions.   Subject to the prior rights of any of
           -------------------
those present or future class or series of preferred stock at the time outstanding having prior rights to dividends, the holders of each share of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, such dividends as each share of Common Stock into which such Series A Preferred Stock could then be converted is entitled, and as may be declared from time to time by the Board of Directors.

     III.  Liquidation Preference.
           ----------------------

           (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $2.00 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

           (b) After the distributions to the holders of Series A Preferred Stock required in subparagraph (a) of this Section III above have been paid, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably among the holders of Common Stock based on the number of shares of Common Stock held by each such holder.

           (c) (i) For purposes of this Section III, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale of all or substantially all of the assets of the Corporation (with the transaction set forth in (A) and (B) collectively referred to herein as a "Corporate Transaction"), unless the Corporation's shareholders of record as constituted immediately prior to such Corporate Transaction, immediately after such

Corporate Transaction (by virtue of securities issued as consideration for the Corporate Transaction or otherwise hold at least 50% of the voting power of the surviving or acquiring entity.

          (ii) In any of such events, if the consideration received by the Corporation in a Corporate Transaction is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

               (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

                    (1) If traded on a securities exchange or through NASDAQ National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                    (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                    (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation (acting by its Board of Directors, but excluding any member of the Board of Directors elected by the holders of Series A Preferred Stock) and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

               (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount (as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock or which shall be based upon the opinion of an independent investment banking firm retained by the Corporation) from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

          (iii) The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

     IV.  Redemption.
          ----------

          (a) The Corporation may at its option, (subject to all of the provision of this Article IV) redeem all or any portion of the Series A Preferred Stock then outstanding, at the following redemption prices, payable in cash:

               (i) at any time prior to September 29, 1999, the redemption price shall be two dollars ($2.00) per share, plus any accrued and unpaid dividends as of the date set for such redemption;

               (ii) at any time on or after September 29, 1999, the redemption price shall be Two Dollars and Fifty Cents ($2.50) per share, plus any accrued and unpaid dividends as of the date set for such redemption;

          (b) At least 30 but not more than 60 days prior to the date fixed by the Corporation's Board of Directors for redemption of any of the Series A Preferred Stock ( the "Redemption Date"), written notice shall be hand delivered or mailed, first class postage prepaid, to each holder of record of the Series A Preferred Stock to be redeemed at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected and specifying (a) the Redemption Date, (b) the redemption price, (c) the place or places at which payment may be obtained, (d) the method used or to be used in determining what shares are to be redeemed in the event that less than all share are to be redeemed, (e) that on and after the Redemption Date dividends will cease to accrue on such shares, (f) the then effective conversion rate of the shares to be redeemed, (g) the date on which such holder's conversion rights as to such shares terminate, and (h) calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates represent the shares to be redeemed (the "Redemption Notice").

          (c) Any Redemption Notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives it; and failure to give a Redemption Notice by mail to the holders of any shares designated for redemption, or any defect in such Redemption Notice, shall not effect the validity of the proceeding for the redemption of any other share os Series A Preferred Stock.

          (d) Any holder of a share of Series A Preferred Stock shall have the right, following the mailing of any Redemption Notice, to convert such shares of Series A Preferred Stock into shares of Common Stock of the Corporation as provided in Article V below provided only that such holder shall have given the Corporation written notice of intent to so convert prior to the close of business on the business day prior to the Redemption Date relating to such share.

          (e) On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certitude or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (f) From and after the Redemption Date, all rights of the holders of the Series A Preferred Stock so redeemed (except the right to receive the redemption price without interest upon

          (a) The Corporation may at its option, (subject to all of the provision of this Article IV) redeem all or any portion of the Series A Preferred Stock then outstanding, at the following redemption prices, payable in cash:

              (i) at any time prior to September 29, 1999, the redemption price shall be two dollars ($2.00) per share, plus any accrued and unpaid dividends as of the date set for such redemption;

              (ii) at any time on or after September 29, 1999, the redemption price shall be Two Dollars and Fifty Cents ($2.50) per share, plus any accrued and unpaid dividends as of the date set for such redemption;


          (b) At least 30 but not more than 60 than days prior to the date fixed the Corporation's Board of Directors for redemption of any of the Series A Preferred Stock (the "Redemption Date"), written notice shall be hand delivered or mailed, first class postage prepaid, to each holder of record of the Series A Preferred Stock to be redeemed at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected and specifying (a) the Redemption Date, (b) the redemption price, (c) the place or places at which payment may be obtained, (d) the method used or to be used in determining what shares are to be redeemed in the event that less than all share are to be redeemed, (e) that on and after the Redemption Date dividends will cease to accrue on such shares, (f) the then effective conversion rate of the shares to be redeemed, (g) the date on which such holder's conversion rights as to such shares terminate, and (h) calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates represent the shares to be redeemed (the "Redemption Notice").

         (c) Any Redemption Notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives it; and failure to give a Redemption Notice by mail to the holders of any shares designated for redemption, or any defect in such Redemption Notice, shall not effect the validity of the proceeding for the redemption of any other share os Series A Preferred Stock.

          (d) Any holder of a share of Series A Preferred Stock shall have the right, following the mailing of any Redemption Notice, to convert such shares of Series A Preferred Stock into shares of Common Stock of the Corporation as provided in Article V below provided only that such holder shall have given the Corporation written notice of intent to so convert prior to the close of business on the business day prior to the Redemption Date relating to such share.
          (e) On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certitude or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (f) From and after the Redemption Date, all rights of the holders of the Series A Preferred Stock so redeemed (expect the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall terminate with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever, unless, (a) a given holder shall have given notice of intention to convert as provided in Article V, below or (b) there shall have been a default in payment of the redemption price. Any shares of Series A Preferred Stock not redeemed, shall remain outstanding and entitled to all the rights and preferences provided herein.

          (g) If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the Corporation shall designates those shares to be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine. There shall be no mandatory redemption, retirement or sinking fund obligation of the Corporation with respect to the Series A Preferred Stock. In the event that the Corporation is in arrears on the payment of accrued and unpaid dividends on the Series A Preferred Stock, it may not redeem any of the then outstanding shares of the Series A Preferred Stock until all such accrued and unpaid dividends have been paid in full on all outstanding shares of Series A Preferred Stock, unless the holders of a majority of the then outstanding shares of Series A Preferred Stock shall otherwise consent, in writing.

     V.  Conversion.  The holders of the Series A Preferred Stock shall
         ----------
have conversion rights as follows (the "Conversion Rights"):

          (a)  Right to Convert. Each share of Series A Preferred Stock shall be
               ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock will be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsections V(d) and V(e).

          (b)  Automatic Conversion.  Each share of Series A Preferred Stock
               --------------------
shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately upon the closing of a sale of the Corporation's Common Stock in a firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

          (c)  Mechanics of Conversion.  Before any holder of Series A Preferred
               -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the offices of this Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the number of shares of Preferred Stock to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933 as provided for in paragraph V(b) above, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

          (d)  Conversion Price Adjustments of Series A Preferred Stock for
               ------------------------------------------------------------
Certain Dilutive Issuances, Splits and Combinations.  The Conversion Price of
---------------------------------------------------
the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) (A) If the Corporation shall issue, after the date upon which any shares of Series A Preferred Stock were first issued (the "Purchase Date" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price paid per share determined by multiplying the Conversion price by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock plus the number of shares of such Additional Stock so issued. For purposes of the above determination, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated as if all shares of Series A preferred Stock had been fully converted into shares of Common Stock immediately prior to such issuance at the Conversion price then in effect.

                    (B) No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent ($0.01) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward, and upon such adjustment the Conversion Price shall be rounded up or down to the nearest cent. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection V(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (E) In the case of the issuance of options (whether before on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection V(d)(i) and subsection V(d)(ii):

                    (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections V(d)(i)(C) and (d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                    (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections V(d)(i)(C) and (d)(i)(D)).

                    (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                    (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections V(d)(i)(E)(1) and
(2) shall be
appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection V(d)(i)(E)(3) or (4).

          (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection V(d)(i)(E)) by this Corporation after the Purchase Date other than:

               (A) Upon conversion of the Series A Preferred Stock or as a dividend or distribution thereon;

               (B) Common Stock issued pursuant to a transaction described in subsection V(d)(iii) hereof;

               (C) shares of Common Stock issuable to or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this Corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the Corporation in connection with the termination of employment) does not exceed Four Hundred and Fifty Thousand (450,000) shares, in the aggregate.

               (D) shares of Common Stock issued or issuable in a firm commitment public offering in connection with which all outstanding shares of Series A preferred Stock will be converted to Common Stock as provided in
Section V(b) above.

          (iii) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock, receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection V(d)(i)(E).

          (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

     (e)  Automatic Conversion Price Adjustment. Notwithstanding any
          --------------------------------------
adjustment provided for in subsection V(d), on or after September 29, 1999, the conversion Price per share or shares of Series A Preferred Stock shall automatically be reduced by 25% per share.

               (f)  Other Distributions. In the event this Corporation shall
                    -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               (g)  Recapitalization. If at any time or from time to time there
                    -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (h) No Impairment. This Corporation will not, by amendment of its
                   -------------
Articles of Incorporation or through any reorganization, recapitalization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

               (i)  No Fractional Shares and Certificate as to Adjustments.
                    ------------------------------------------------------

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

               (j)  Notices of Record Date.  In the event of any taking by this
                    ----------------------
Corporation of a record of the holder of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (k)  Reservation of Stock Issuable Upon Conversion. This
                    ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its share of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

               (l)  Notices. Any notice required by the provisions of this
                    -------
Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

          VI.  Voting Rights.  The holder of each share of Series A Preferred
               -------------
Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          VII.  Status of Converted or Redeemed Stock.  In the event any shares
                -------------------------------------
of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series. The Articles of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

          VIII.  Repurchase of Shares.  In connection with repurchases by this
                 --------------------
Corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California Corporations Code shall not apply in whole or in part with respect to such repurchases.

          VIIII. No Denial of Rights. Notwithstanding any provision contained in
                 -------------------
this Article III to the contrary, no denial or limitation of voting rights shall be effective unless at the time one or more classes or series of outstanding shares or debt securities, singly or in the aggregate, are entitled to full voting rights, and no denial or limitation of dividend or liquidation rights shall be effective unless at the time one or more classes or series of outstanding shares, singly or in the aggregate, are entitled to unlimited dividend and liquidation rights.

                                ACKNOWLEDGMENT


STATE OF CALIFORNIA )
                    )  ss.
COUNTY OF ORANGE    )

     On this 6th day of December, 1996, before me, Kelly J. Woodward, a Notary Public, personally appeared Farrest Hayden, personally known to me, and who acknowledged to me that he is the President of Cypress Financial Services, Inc. and that he executed the above instrument.

                                      /s/ Kelly J. Woodward
                                     ---------------------------------
                                     Kelly J. Woodward, Notary Public



STATE OF CALIFORNIA )
                    )  ss.
COUNTY OF ORANGE    )

     On this 6th day of December, 1996, before me, Kelly J. Woodward, a Notary Public, personally appeared Otto Lacayo, personally known to me, and who acknowledged to me that he is the Secretary of Cypress Financial Services, Inc. and that he executed the above instrument.

                                      /s/ Kelly J. Woodward
                                     ---------------------------------
                                     Kelly J. Woodward, Notary Public